Exhibit 4.3

                             [Specimen Certificate]


Certificate                                                           Number of
Number                                                                 Warrants



                                  Xplorer, S.A.
                            Warrant for Common Stock


This Certifies That


is the Registered Owner of _________________________ Warrants

FOR VALUE RECEIVED, the Registered owner of its assigns, subject to all the terms and conditions hereof, is entitled to purchase one fully paid and non-assessable share of the common stock, par value 8.001 per share of XPLORER, S.A., successor in name to Gerant Industries, Inc., the Reorganized Debtor Under the Third Amended Plan of Reorganization (as modified) of Gerant Industries, Inc. (the Plan) Case No. LA 94-17852-AA for each Warrant represented herein, one year from August 5, 1996 and to receive a certificate or certificates for the Common Stock so purchased, upon the presentation and surrender to the Company of this Warrant Certificate, with the form of subscription duly executed and accompanied by payment of the price of each share purchased either in cash or by certified check or bank cashier's check payable to the order of XPLORER, S.A. The Warrant Price shall be seventy percent (70%) of the market asking price on August 5, 1997. The Warrant must be exercised within thirty (30) days after August 5, 1997. If not exercised in writing within such thirty day period, the Warrant shall expire and become null and void.

The Warrants represented hereby are subject to all of the terms and conditions set forth on the reverse side of this certificate and as set forth in the Plan.

WITNESS the Seal of EXPLORER. S.A. and the facsimile signature of its duly authorized officers. ___________________________
                                         Issue Date

OTR, Inc., 317 S.W. Alder
Suite 1120, Portland, OR 97204

This certificate is not valid until countersigned by the Transfer Agent.

by                                       Countersigned
                                         and Registered

                                         /s/           /s/
   Authorized Signature                  Secretary     President



                                                                     Exhibit 4.3

                                   (Reverse)


1. Each Warrant shall entitle the Registered owner to purchase one share of Common Stock for cash or by certified check or by bank cashier's check at seventy percent (70%) of the market price on August 5, 1997. The purchase price referred to herein is the "Warrant Price".

2. The Expiration date shall be the thirty first day after August 5, 1997. If not exercised in writing by such date, the Warrant shall expire and become null and void. The expiration Date may, however, be extended in the sole and absolute discretion of the Board of Directors of XPLORER, S.A. (the "Company"). Any such extension shall be noticed to Registered Warrant holders on or before the Expiration date.

3. Any share of Common Stock acquired through exercise of a Warrant shall be validly issued and outstanding, fully paid and non-assessable. The number of Warrants represented by this Warrant Certificate, the Warrant Price, and the number of shares of Common Stock purchasable upon exercise of this Warrant Certificate shall not be subject to adjustment except as described herein and in the Plan.

4. The holder of this Warrant Certificate shall not, by reason thereof, have any rights to vote at or to receive notice of any meeting of shareholders of the Company, nor shall any consent be required with respect to any action or proceeding of the Company, nor shall such holder have any right of reason of ownership or possession of this Warrant Certificate to receive any cash dividends, stock certificates, allotments or right of other distributions paid, allotted or distributed to the holders of Common Stock, for which this certificate may be exercised.

5. The Company shall not be required to issue fractional shares of Common Stock upon exercise of these Warrants.

6. This Warrant Certificate and the Warrants represented hereby are transferable only by the Registered Owner hereof in person or by a duly authorized attorney on the books of the Company upon surrender of this Warrant Certificate, properly endorsed, to the Company. The Company may deem and treat the Registered Owner of this Warrant Certificate at any time as the true and lawful absolute owner for any and all purposes and shall not be affected by any notice to the contrary.

7. Any Warrants not exercised before the Expiration Date set forth on the face of this Warrant Certificate shall become null and void, and any and all rights hereunder shall cease.


                                    EXERCISE
                       (Form of Exercise to be executed by
                       Warrant Holder at time of exercise)

To: XPLORER, S.A.

The undersigned, holder of the Warrants represented hereby (1) exercise holders rights to purchase _________ shares of Common Stock $.001 per value, which the undersigned is entitled to purchase under the terms and conditions of the within


                                                                     Exhibit 4.3

Warrant Certificate, and (2) makes payment in full for the number of shares so purchased by payment of $_______________________ which payment equals the number of shares of Common Stock being purchased multiplied by the Warrant Price per share as set forth on the face of this Warrant Certificate.

Please issue the Common Stock Certificate as follows:

                ___________________________________________________________
                                    Print or type name
                ___________________________________________________________
                        Social Security or other Identifying Number
                ___________________________________________________________
                                      Street Address
                ___________________________________________________________
                   City                       State                Zip Code


and deliver it to the about address unless a different address is specified below.

Date _______________   ________________________________________
                                       Signature
                        (Signature  must  conform  in all
                       respect to name of holder as specified on the face of this Warrant Certificate)

to be used for special instructions for delivery. Deliver to:

                ___________________________________________________________
                                     Print or type name
                ___________________________________________________________
                         Social Security or other Identifying Number
                ___________________________________________________________
                                       Street Address
                ___________________________________________________________
                 City                       State                Zip Code


                                   ASSIGNMENT
                      (Form of Assignment to be executed by
                      Warrant Holder at time of Assignment)

FOR VALUE RECEIVED ____________________________________________
                                    Assignor


                                                                     Exhibit 4.3
hereby sells,
assigns and
transfers unto
                ___________________________________________________________
                               Print or type name
                ___________________________________________________________
                   Social Security or other Identifying Number
                ___________________________________________________________
                                 Street Address
                ___________________________________________________________
                   City                State       Zip Code

the rights represented by the within Warrant Certificate to purchase shares of Common Stock, computed as provided in the within Warrant, to which the within Warrant Certificate relates, hereby appoints ____________________ attorney to transfer such rights on the books of the Company with full power of substitution in such rights as are represented by this Warrant Certificate.

Date ____________   ____________________________________________
                                       Signature
                           (Signature  must  conform  in all
                       respect  to name of  holder as  specified
                       on the face of this Warrant Certificate)



                                                                     Exhibit 4.3